SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

IMPAC MORTGAGE HOLDINGS, INC

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	33-0675505 (I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, CA (Address of principal executive offices)	92660 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9.375% Series B Cumulative Redeemable Preferred Stock, Par Value $0.01 Per Share	New York Stock Exchange

Securities Act registration statement file number to which this form relates:

333-111517 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) of Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”). The information required in response to this Item 1 with respect to the Series B Preferred Stock is set forth under the caption “Description of Series B Preferred Stock” in the Company’s prospectus supplement dated May 25, 2004, to the prospectus, dated January 9, 2004, included as part of the Registration Statement on Form S-3 (File No. 333-111517), filed with the Securities and Exchange Commission on December 23, 2003. The prospectus supplement is hereby incorporated by reference into this registration statement.

Item 2. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Dated: May 25, 2004	By:	/s/ RONALD M. MORRISON

Ronald M. Morrison General Counsel and Secretary

EXHIBIT INDEX

3.1	Charter of the Registrant (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

3.2	Certificate of correction of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s Form 10-K for the year ended December 31, 1998).

3.3	Articles of Amendment of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s Form 10-K for the year ended December 31, 1998).

3.4	Articles of Amendment for change of name to charter of the Registrant (incorporated by reference to exhibit number 3.1(a) of the Registrant’s Current Report on Form 8-K, filed February 11, 1998).

3.5	Articles Supplementary and Certificate of Correction for Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(d) of the Registrant’s 10-K for the year ended December 31, 1998).

3.6	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on July 17, 2002, increasing authorized shares of Common Stock of the Registrant (incorporated by reference to exhibit 10 of the Registrant’s Form 8-A/A, Amendment No. 2, filed July 30, 2002).

3.7	Resolution to Change Principal Officer or Resident Agent, filed with the State Department of Assessments and Taxation of Maryland on September 11, 2002 (incorporated by reference to exhibit 3.1(j) of the Registrant’s Form 10-K for the year ended December 31, 2002).

3.8	Form of Articles Supplementary designating the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share.

4.1	Specimen certificate representing the 9.375% Series B Cumulative Redeemable Preferred Stock.